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                  [LETTERHEAD OF ERNST & YOUNG APPEARS HERE]


                                                                   EXHIBIT 23.5A




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated November 10, 1998 and March 12, 1999, in the Registration Statement no. 333-91595 (Form S-1) and related prospectus of Cybernet Internet Services International, Inc. for the registration of $50,002,183 13% Convertible Senior Subordinated Discount Notes due 2009,
EURO 25,000,000 13% Convertible Senior Subordinated Pay-in-Kind Notes, and the common stock into which they are convertible.

Ernst & Young
Deutsche Allgemeine Treuhand AG



/s/ Ralf Broschulat                  /s/ Christian Uphaus
--------------------------           ------------------------------
Ralf Broschulat                      Christian Uphaus
Independent Public Accountant        Independent Public Accountant


March 20, 2000
Munich, Germany